EXHIBIT 99.1
Superscape Group plc
Index to Consolidated Financial Statements

Report of Independent Auditors
The Board of Directors and Members of Superscape Group plc
We have audited the accompanying consolidated balance sheets of Superscape Group plc as of January 31, 2008 and 2007, and the related consolidated statements of income, statements of recognized income and expenditure, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Superscape Group plc at January 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board and International Financial Reporting Standards as adopted by the European Union.
/s/ Ernst & Young LLP
Southampton, England
May 21, 2008

Superscape Group plc
CONSOLIDATED INCOME STATEMENT
For the year ended 31 January 2008

		Before			Before
		exceptional	Exceptional		exceptional	Exceptional
		items	items	Total	items	items	Total
		2008	2008	2008	2007	2007	2007
	Notes	$000	$000	$000	$000	$000	$000
Revenue	3	14,494	—	14,494	15,451	—	15,451
Cost of sales		(2,993)	—	(2,993)	(4,195)	—	(4,195)

Gross profit		11,501	—	11,501	11,256	—	11,256

Research and development expenses		(7,907)	—	(7,907)	(7,889)	(717)	(8,606)
Sales and marketing expenses		(2,417)	—	(2,417)	(3,961)	(3,753)	(7,714)
Administrative expenses		(5,993)	(678)	(6,671)	(6,052)	(2,693)	(8,745)

		(16,317)	(678)	(16,995)	(17,902)	(7,163)	(25,065)

Operating loss	5	(4,816)	(678)	(5,494)	(6,647)	(7,163)	(13,809)
Finance revenue	5	538	—	538	689	—	689

Loss before tax		(4,278)	(678)	(4,956)	(5,958)	(7,163)	(13,120)
Tax	8	(197)	—	(197)	(394)	—	(394)

Loss for the year		(4,475)	(678)	(5,153)	(6,351)	(7,163)	(13,514)

Loss per share
Loss per share — basic	9			(2.8) ¢			(8.1) ¢

CONSOLIDATED STATEMENT OF RECOGNISED
INCOME AND EXPENDITURE

For the year ended 31 January 2008

	2008	2007

	$000	$000

Loss for the year	(5,153)	(13,514)
Exchange differences on translation of foreign operations	23	(1,044)

Total recognised income and expense for the year	(5,130)	(14,558)

Superscape Group plc
CONSOLIDATED BALANCE SHEET
As at 31 January 2008

	Notes	2008	2007
		$ 000	$ 000
Non-current assets
Property, plant and equipment	10	195	303
Intangible assets	11	4,658	5,747

		4,853	6,050

Current assets
Trade and other receivables	14	4,956	6,303
Cash and cash equivalents	15	10,902	13,950

		15,858	20,253

Total assets		20,711	26,304

Liabilities
Non-current liabilities
Provisions	17	498	985

		498	985

Current liabilities
Trade and other payables	16	3,746	4,189
Provisions	17	554	622

		4,300	4,811

Total liabilities		4,798	5,796

Equity
Called up share capital	20	35,840	35,820
Share premium account	21	131,958	131,958
Other reserves	21	307	307
Translation reserve	21	(13,727)	(13,750)
Retained losses	21	(138,465)	(133,827)

Total equity shareholders’ funds		15,913	20,508

Total equity and liabilities		20,711	26,304

Approved by the Board of Directors on 24 April 2008, and signed on its behalf.		—

Albert Pimentel

Company Secretary

Superscape Group plc
CONSOLIDATED STATEMENT OF CASH FLOWS
For the year ended 31 January 2008

	2008	2007
	$ 000	$ 000

Cash flows from operating activities
Loss before tax	(4,956)	(13,120)
Adjustments for:
Depreciation of property, plant and equipment	152	310
Amortisation and impairment of intangible assets	2,423	1,742
(Gain)/loss on disposal of property, plant and equipment	(1)	2
Share based remuneration	515	401
Finance revenue	(538)	(689)

Operating cash flows before movements in working capital	(2,405)	(11,354)
Decrease in receivables	1,569	1,805
(Decrease)/Increase in payables	(1,571)	591

Cash used by operations	(2,407)	(8,958)
Income tax paid	(254)	(364)
Income tax received	239	356

Net cash used in operating activities	(2,422)	(8,966)

Cash flows from investing activities
Interest received	508	730
Purchase of intangible assets	(1,322)	(1,940)
Adjustment for change in deferred consideration	—	41
Purchase of property, plant and equipment	(43)	(223)

Net cash used in investing activities	(857)	(1,392)

Cash flows from financing activities
Gross proceeds from issue of share capital	20	202

Net cash generated from financing activities	20	202

Net decrease in cash and cash equivalents	(3,259)	(10,156)

Effect of exchange rates on cash and cash equivalents	211	1,492

Cash and cash equivalents at beginning of period	13,950	22,614

Cash and cash equivalents at end of period	10,902	13,950

1. CORPORATE INFORMATION
The consolidated financial statements of Superscape Group PLC (the ‘Group’) for the year ended 31 January 2008 were authorised for issue in accordance with a resolution by the Board of Directors on 24 April 2008 and the balance sheet was signed on the Board’s behalf by A. Pimentel. Superscape Group PLC is a public limited company incorporated and domiciled in England & Wales and its ordinary shares are traded on the London Stock Exchange. Effective 6 April 2008, the Group’s shares were delisted.
The Group’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and IFRS as adopted by the European Union (EU). IFRS as adopted by the EU differs in certain respects from IFRS as issued by the IASB, however, the differences have no impact on the Group’s consolidated financial statements for the years presented. The principle accounting policies adopted by the Group are set out in note 2.
2. ACCOUNTING POLICIES
Basis of preparation
The consolidated financial statements are presented in US Dollars and have been prepared on a historical cost basis. The functional currency of the parent company is UK Sterling.
The preparation of financial statements in conformity with Adopted IFRSs requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expense. The measurement and impairment assessment of intangible assets and goodwill, the measurement and recoverability assessment of advanced royalties and the estimation of share based payment costs are the key areas that require management to make judgments, estimates and assumptions. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the result of which form the basis for making the judgments about carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision only affects that period, or in the period of the revision and future periods if the revision affects both current and future periods.
Presentation of financial information
As the Group’s principal assets and operations are based in the US and the majority of its operations are conducted in US Dollars, the Group changed its reporting currency from Pounds Sterling to US Dollars with effect from 1 February 2007. The Group redenominated its share capital into US Dollars on 1 February 2007 and will retain all reserves in US Dollars. Financial information for prior periods has been restated from Pounds Sterling into US Dollars in accordance with IAS 21.

Changes in accounting policy
The accounting policies adopted are consistent with those of the previous year except as follows:
The Group has adopted the following new and amended IFRS and IFRIC interpretations during the year. Adoption of these revised standards and interpretations did not have any effect on the financial performance or position of the Group in the current or prior periods. In certain cases they did however give rise to additional disclosures. The principal effects of these changes are as follows:
IFRS 7 Financial Instruments: Disclosures
This standard requires disclosures that enable users of the financial statements to evaluate the significance of the Group’s financial instruments and the nature and extent of the risks arising from those financial instruments. The new disclosures are included throughout the financial statements. While there has been no effect on the financial position or results, comparative information has been revised where necessary.
IAS 1 Presentation of Financial Statements
This amendment requires the Group to make new disclosures to enable users of financial statements to evaluate the Group’s objectives, policies and processes for managing capital. These new disclosures are shown within the Directors report.
IFRIC 8 Scope of IFRS 2
This interpretation requires IFRS 2 to be applied to any arrangements in which the entity cannot identify specifically some or all of the goods received, in particular where equity instruments are issued for consideration which appear to be less than fair value. As equity instruments are only issued to employees in accordance with the employee share schemes, this interpretation has no impact on the financial position or performance of the Group.
IFRIC 9 Reassessment of Embedded Derivatives
IFRIC 9 states that the date to assess the existence of an embedded derivative is the date that an entity first becomes a party to a contract, with measurement only if there is a change to the contract that significantly modifies the cash flows. As the Group has no embedded derivatives, this interpretation has no impact on the financial position or performance of the Group.
IFRIC 10 Interim Financial Reporting and Impairment
The Group adopted IFRIC 10 as of 1 February 2007, which requires that an entity must not reverse an impairment loss recognised in a previous interim period in respect to goodwill or an investment in either an equity instrument or a financial asset carried at cost. As the Group had no impairment losses previously reversed, the interpretation had no impact on the financial position or performance of the Group.

Basis of consolidation
The financial statements consolidate the accounts of Superscape Group plc and all its subsidiaries for the year ended 31 January 2008. Intra-group transactions and profits are eliminated fully on consolidation.
The consolidated financial statements include the results of the Company and all its subsidiaries for the full year or from the date of acquisition if later. Subsidiaries are all entities over which the Group has the power to govern the financial and operating policies. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. The purchase method of accounting is used to account for the acquisition of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Deferred consideration payable in shares is initially recorded at fair value. Upon subsequent issuance of the shares, the nominal value is recorded in share capital with the excess recorded in share premium. Identifiable assets and liabilities acquired and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the Group’s share of the identifiable net assets acquired is recorded as goodwill. If the cost of the acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the income statement.
Foreign currency translation
Transactions in foreign currencies are recorded at the rate of exchange prevailing on the date of the transaction. At each balance sheet date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rate prevailing on the balance sheet date.
Assets and liabilities of foreign operations are translated at exchange rates prevailing on the balance sheet date. Income and expense of foreign operations are translated at the average rate of exchange for the period. Exchange differences arising are transferred to translation reserve. Cumulative translation differences are recognised within the income statement in the period in which operations are disposed of.
Revenue
Revenues are derived primarily by licensing software products in the form of mobile games. License arrangements with the end user can be on an outright purchase or subscription basis. An outright purchase gives an end user the right to use the licensed game on the registered handset for as long as they own the handset. A subscription license gives an end user the right to use the licensed game for a limited period of time, usually one month. The Group distributes its products through mobile telecommunications service providers (“carriers"), which then market the games to end users. License fees for outright purchase and subscription licenses are usually billed by the carrier upon download of the game by the end user. Subsequent billings for subscription licenses are generally billed monthly. Revenues are recognized when persuasive evidence of an arrangement exists, the game has been delivered, the fee is fixed or determinable, and the collection of the resulting receivable is probable.
The Group derives limited revenue under third party software development contracts. Revenue and associated costs under these arrangements are recognized as follows:

• On long-term contracts, those with a duration of more than 12 months or those contracts that span more than one accounting period, using a percentage basis as the work is completed and any relevant milestones are met, using latest estimates to determine the expected duration and cost of the project
• On short-term contracts, when the completed project has been delivered to and accepted by, the customer.
Interest income is recognized as the interest accrues to the net carrying amount of the financial asset.
Rental income arising from the sublease of property accounted for as an operating lease is recognized on a straight line basis over the term of the lease and is offset against the rental cost of such property.
Advanced royalties
Royalty advances paid to Intellectual Property owners are deferred as a prepayment in order to be matched with the revenue generated following the release of the game. The royalties are charged to the income statement when the actual liability arises, which is when the sales are generated after the release of the game.
Management assesses the carrying value of the prepaid advance royalties on a semi annual basis. The assessment is based on the likely recoverability of the advance on a title by title basis in the context of up to date revenue projections for each title. Advances paid on games that are subsequently aborted are written off to sales and marketing expense on the date that the game is aborted. Reserves are provided and charged to sales and marketing expense where the projected revenues are not considered sufficient to cover the advances.
Research and development
Expenditure on research is written off in the period in which it is incurred.
Development expenditure is capitalised where it relates to a specific project where technical feasibility has been established, adequate technical, financial and other resources exist to complete the project, the expenditure attributable to the project can be measured reliably and overall project profitability is reasonably certain. In this case, it is recognised as an intangible asset and amortised over its useful economic life, typically being a maximum period of eighteen months from the date the product is first sold or licenced. All other development expenditure is recognised as an expense in the period in which it is incurred.
Property, plant and equipment
Property, plant and equipment is stated in the balance sheet at cost less accumulated depreciation. Depreciation is provided on assets at rates calculated to write-off the cost less residual values, estimated at each balance sheet date, of each asset over its expected useful life as follows:

Fixtures and fittings	10% — 20% straight line
Computer equipment	33% — 50% straight line
The carrying values of property, plant and equipment are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable.

Goodwill
On the acquisition of a subsidiary or business, the purchase consideration is allocated between the identifiable assets and liabilities on a fair value basis, with any excess purchase consideration representing goodwill, which is not amortised.
Goodwill is recognised as an intangible asset and reviewed for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Any impairment is recognised immediately in the income statement and may not be subsequently reversed.
Following initial recognition, goodwill is measured at cost less any accumulated impairment losses. As at the acquisition date, any goodwill acquired is allocated to each of the cash generating units expected to benefit from the combination’s synergies. A cash-generating unit is the smallest identifiable group of assets that generate cash inflows that are largely independent of the cash inflows from other assets. This is usually at business segment level or statutory company level as the case may be. Impairment is determined by assessing the recoverable amount of the cash-generating unit, to which the goodwill relates. Where the recoverable amount of the cash-generating unit is less than the carrying amount an impairment loss is recognised. On disposal of a subsidiary or business, the attributable goodwill is included in the determination of the profit or loss on disposal.
Intangible assets
Intangible assets acquired separately from a business are carried initially at cost. An intangible asset acquired as part of a business combination is recognised outside goodwill if the asset is separable or arises from contractual or other legal rights and its fair value can be measured reliably. Intangible assets acquired as part of business combinations comprise: customer based assets (e.g. network operator lists, network operator relationships); software and systems (e.g. developed software games, application infrastructure, product delivery platforms, in-process research and development); contract-based assets (e.g publishing rights); and other intangible assets. Purchased intangible assets comprise patents.
Following initial recognition, the historic cost model is applied, with intangible assets being carried at cost less accumulated amortisation and accumulated impairment losses. Intangible assets with a finite life have no residual value and are amortised on a straight line basis over their expected useful lives with charges included in administrative expenses, as follows:
•	purchased intangibles (e,g, patents and trademarks) — 5 years

•	acquired through business combinations — 4-5 years;
The carrying value of intangible assets is reviewed for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. In addition, the carrying value of capitalised development expenditure is reviewed for impairment annually before being brought into use.
Research and development tax credits
Research and development tax credits are recognised in full in the income statement of the year in which the expense is incurred.

Impairment
The Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Group makes an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses on continuing operations are recognised in the income statement in those expense categories consistent with the function of the impaired asset.
An assessment is made at each reporting date as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. A previously recognised impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognised. If that is the case the carrying amount of the asset is increased to its recoverable amount. That increased amount cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in income statement unless the asset is carried at revalued amount, in which case the reversal is treated as a revaluation increase. After such a reversal the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.
Provisions
A provision is recognised when the Group has a legal or constructive obligation as a result of a past event and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, expected future cash flows are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability.
Where the Group expects some or all of a provision to be reimbursed, for example under an insurance policy, the reimbursement is recognised as a separate asset but only when recovery is virtually certain. The expense relating to any provision is presented in the income statement net of any reimbursement. Where discounting is used, the increase in the provision due to unwinding the discount is recognised as a finance cost.
Employee benefits
The Group contributes to defined contribution schemes for the benefit of its directors and employees. Contributions to these schemes are charged in the period in which they become payable.
Share-based payments
The fair value of share-based remuneration is determined at date of grant and recognised as an expense in the income statement on a straight-line basis over the vesting period, taking account of the estimated number of shares that will vest. The fair value is determined by use of a Black-Scholes pricing model. The expected life used in the model has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioural considerations. All share-based remuneration is equity-settled.

Where the terms of an equity-settled award are modified, as a minimum an expense is recognised as if the terms had not been modified. In addition, an expense is recognised over the remainder of the vesting period for any increase in the value of the transaction as a result of the modification, as measured at the date of modification.
Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognised for the award is recognised immediately. However, if a new award is substituted for the cancelled award, and designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modification of the original award, as described in the previous paragraph.
Deferred taxation
Deferred tax is the tax arising on differences between the carrying amounts of assets and liabilities in the financial statements and their corresponding tax bases used in the computation of taxable loss, and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. Deferred tax is not recognised on temporary differences arising in respect of goodwill that is not deductible for tax purposes.
No provision is made for deferred tax which would become payable on the distribution of retained profits by foreign subsidiaries, unless there is an intention to distribute such retained profits.
Deferred tax is calculated using tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Movements in deferred tax are charged or credited in the income statement, except when they relate to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity.
Leases
Rentals payable under operating leases are charged to income on a straight line basis. The aggregate benefit of incentives are recognised as a reduction of rental expense over the lease term, on a straight-line basis unless another systematic basis is representative of the time pattern of the Group’s benefit from the use of the leased asset.
Trade and other receivables
Trade receivables are recognised at the lower of their original value and recoverable amount. Provision is made where there is objective evidence that the Group will not be able to recover balances in full. Where the probability of recovery is remote balances are written off.
Cash and cash equivalents
Cash and cash equivalents in the balance sheet comprise cash at bank and short term deposits with an original maturity of up to 3 months.

New standards and interpretations not applied
During the year, the IASB and the IFRIC have issued the following standards and interpretations with an effective date after these financial statements:
The directors do not anticipate that the adoption of these standards will have a material impact on the Group’s financial statements in the period of initial application.
IASB and IFRIC have issued the following standards and interpretations with an effective date after the date of these financial statements:

International Accounting Standards (IAS / IFRSs)		Effective Date
IFRS 2	Amendment to IFRS 2 — Vesting Conditions and Cancellations	1 January 2009
IFRS 3	Business Combinations (revised January 2008)	1 July 2009
IFRS 8	Operating Segments	1 January 2009
IAS 1	Presentation of Financial Statements (revised September 2007)	1 January 2009
IAS 23	Borrowing Costs (revised March 2007)	1 January 2009
IAS 27	Consolidated and Separate Financial Statements (revised January 2008)	1 July 2009

International Financial Reporting Interpretations Committee (IFRIC)
IFRIC 12	Service Concession Arrangements	1 January 2008
IFRIC 13	Customer Loyalty Programmes	1 July 2008
IAS 19 — The limit on a Defined Benefit Asset,
IFRIC 14	Minimum Funding Requirements and their Interaction	1 January 2008

3. REVENUE
Revenue disclosed in the income statement is analysed as follows.

	2008	2007
	$ 000	$ 000

Publishing royalties	14,457	13,113
Development services	3	659
Swerve technology and other licences	34	1,679

Total Revenue	14,494	15,451

No revenue was derived from exchanges of goods or services (2007: $nil)
4. SEGMENTAL REPORTING
The directors consider that the Group operates in only one business segment, being the provision of software and associated services. The operations are monitored by the three geographic regions of Europe, Americas and Asia. The segment information in respect of the regions is presented below.
For the year ending 31 January 2008

	Europe	Americas	Asia	Elimination	Total
	$000	$000	$000	$000	$000

External revenue	37	14,403	54		14,494
Intersegment revenue	6,664			(6,664)	—
Segment result	2,475	1,331	43		3,849
Group research & development costs					(7,907)
Exceptional items					(678)
Central costs					(758)

Operating result					(5,494)

Assets and liabilities
Segment assets	1,271	8,468			9,739
Unallocated assets					10,972

Total assets					20,711

Segment liabilities	(1,543)	(2,555)			(4,098)
Unallocated liabilities					(700)

Total liabilities					(4,798)

Other segment information
Capital expenditure	164	1,201			1,365
Depreciation and amortisation	390	2,185			2,575

For the year ending 31 January 2007

	Europe	Americas	Asia	Elimination	Total
	$000	$000	$000	$000	$000

External revenue	1,640	13,564	247		15,451
Intersegment revenue	4,996			(4,996)	—
Segment result	1,612	983	165		2,760
Group research & development costs					(7,889)
Exceptional items					(7,163)
Central costs					(1,517)

Operating result					(13,809)

Assets and liabilities
Segment assets	2,145	10,096	82		12,323
Unallocated assets					13,981

Total assets					26,304

Segment liabilities	(3,048)	(2,601)	(29)		(5,678)
Unallocated liabilities					(118)

Total liabilities					(5,796)

Other segment information
Capital expenditure	251	1,912	—		2,163
Depreciation and amortisation	592	1,460	—		2,052
Provisions — non cash	1,607	—	—		1,607
5. OTHER REVENUE AND EXPENSES
Operating loss is stated after charging:

	2008	2007
	$000	$000

Research and development (2007: includes exceptional costs of $717,000)	7,907	8,606
Amortisation and impairment of goodwill, patents and other intangibles	2,423	1,268
Depreciation of tangible fixed assets	152	310
Auditors’ remuneration — audit fees	118	134
Operating lease rentals
- plant and machinery	12	35
- property (2007 includes exceptional costs of $1,374,300 related to onerous lease.)	848	2,177
Loss/(gain) on movements in foreign exchange	(44)	56

In 2008, Ernst & Young also earned non-audit fees of $10,000 in connection with the preparation of the offer document for the Company’s shares by Glu Mobile Inc.
Other revenue

	2008	2007
	$ 000	$ 000

Rental Income

Rental Income	616	468

Rental income arises from the sublease of property vacated by the Group. Rental expense, which is included in the Group’s administrative expenses, is presented net of this sublease income

	2008	2007
	$ 000	$ 000

Finance revenue

Bank interest receivable	538	689

6. EXCEPTIONAL ITEMS

	2008	2007
	$000	$000

Tender offer expenses	678
Restructuring and reorganisation costs:
Vacant property costs		1,423
Redundancy costs		2,366
Restructuring and business reorganisation costs		3,374

Total exceptional items	678	7,163

In the year ended 31 January 2008, exceptional costs associated with the tender offer for the Company’s shares were included in the operating expenses line of the income statement.
In the year ended 31 January 2007 the restructuring and reorganisation costs arose as a result of further restructuring and downsizing of the UK operations. These items have been included in the operating expenses line of the income statement.
7 .STAFF COSTS AND DIRECTORS’ EMOLUMENTS
Staff Costs (including directors):
Employee costs (including directors) during the period amounted to:

	2008	2007
	$000	$000

Wages and salaries	7,759	7,187

Employee termination benefits	—	2,366
Share based payments	515	401
Social security	552	537
Pension contributions	323	318

	9,149	10,809

The average monthly number of persons employed by the Group during the period by function was as follows:

Operations and development	113	106
Sales and marketing	10	10
Management and administration	10	10

	133	126

The number of persons employed by the Group at the period end by function were as follows:

Operations and development	111	108
Sales and marketing	10	9
Management and administration	11	10

	132	127

	2008	2007
	$ 000	$ 000

Directors’ emoluments
Directors’ emoluments	1,137	1,124

Directors’ pension contributions	18	21

Number of directors accruing benefits under:
Defined contribution schemes	2	3

8. TAXATION

	2008	2007
	$000	$000

a) Tax charged in the income statement

Tax on profit on ordinary activities
Current tax
Overseas corporation tax	250	346
R&D tax credits in respect of current year

R&D tax credits in respect of prior years	(53)	48

	197	394

b) Reconciliation of the total tax charge
The tax for the period is lower (2007: lower) than the standard rate of corporation tax in the UK (30%).
The differences are explained below:

Loss on ordinary activities before tax	(4,956)	(13,120)

Tax on ordinary activities at 30%	(1,487)	(3,936)

Effects of:	—	—
Adjustments in respect of foreign tax rates	(118)	(468)
Expenses not deductible for tax purposes	314	364
Overseas tax	250	345
Capital allowances and other temporary differences (no deferred tax provided)	378	98
R&D tax credits in respect of prior years	(53)	48
Losses arising in the current year	920	3,930
Temporary differences in relation to share options (no deferred tax provided)	(7)	13

Total taxation	197	394

c) Deferred tax

	Provided	Unprovided	Provided	Unprovided
	2008	2008	2007	2007
	$000	$000	$000	$000

Depreciation in excess of capital allowances	—	928	—	883
Rolled over capital gain	(13)	—	(13)	—
Tax losses carried forward	—	35,895	—	37,234
Short term temporary differences in relation to share options	—	14	—	22
Foreign tax credits	—	524	—	—

	(13)	37,361	(13)	38,139

Deferred tax liabilities have been recognised in respect of rolled over gains. Deferred tax assets of $12.126m (2007: $12.909m) in respect of trading losses in the US and deferred tax assets of $23.768m (2007: $24.325m) in respect of trading losses in the UK have not been recognised due to the uncertainty of the availability of future profits against which to utilise them. Net operating losses for US tax purposes expire over periods through 2028. UK net operating losses carry forward without limit of time. There is no potential deferred tax asset on the unremitted earnings of overseas subsidiaries.
From 1 April 2008, the UK corporation tax rate will reduce from 30% to 28%. This rate change will affect both the rate of future cash tax payments to be made by the group and also reduces the size of the deferred tax asset. Changes to the UK capital allowance regime have also been announced. The most significant of these changes for the group is the reduction in the rate of capital allowances for plant and machinery expenditure from 25% to 20% per annum on a reducing balance basis from 1 April 2008. The effects of all these changes will be fully reflected in the financial statements for the year ended 31 January 2009. However the effect of the tax rate change has already been reflected in these accounts in so far as it affects the calculation of the unrecognised deferred tax asset carried forward at 31 January 2008 as this would be the rate expected to apply when the assets are utilised.

9. LOSS PER SHARE

From continuing operations	2008	2007
The calculation of the basic and diluted loss per share is based on the following data:	$000	$000

Earnings for the purposes of basic loss per share being net loss attributable to equity holders of the parent	(5,153)	(13,514)

	2008		2007

Number of Shares	(000’s	)	(000’s	)
Weighted average number of ordinary shares for the purposes of basic and diluted loss per share	183,093		166,433

	2008		2007

Per share amount	(2.8	)¢	(8.1	)¢

Due to losses incurred from the operations, options outstanding throughout the year did not have any dilutive impact on the earnings per share calculation.
10. PROPERTY, PLANT AND EQUIPMENT

	Fixtures	Computer
	and fittings	equipment	Total
	$000	$000	$000

Cost:
At 31 January 2006	2,184	1,331	3,515
Additions	88	133	221
Disposals	(2)	(12)	(14)
Foreign exchange movement	(73)	(90)	(163)

At 31 January 2007	2,197	1,362	3,559

Additions	9	35	44
Disposals	(16)	—	(16)
Foreign exchange movement	28	14	42

At 31 January 2008	2,218	1,411	3,629

Depreciation:
At 31 January 2006	1,926	1,151	3,077
Provided during the period	169	141	310
Disposals	(2)	(11)	(13)
Foreign exchange movement	(48)	(70)	(118)

At 31 January 2007	2,045	1,211	3,256

Provided during the period	56	96	152
Disposals	(15)	—	(15)
Foreign exchange movement	28	13	41

At 31 January 2008	2,114	1,320	3,434

Net Book Value at 31 January 2008	104	91	195

Net Book Value at 31 January 2007	152	151	303

Net Book Value at 31 January 2006	258	180	438

11. INTANGIBLE FIXED ASSETS

		Other
	Goodwill	Intangibles	Patents	Total
	$000	$000	$000	$000

Cost:

At 31 January 2006	2,672	3,220	1,317	7,209

Additions — purchased	—	1,717	223	1,940
Adjustment for change in deferred consideration	(42)	—	—	(42)
Foreign exchange movement	(241)	(384)	—	(625)

At 31 January 2007	2,389	4,553	1,540	8,482

Additions — purchased	—	1,177	145	1,322
Foreign exchange movement	—	—	25	25

At 31 January 2008	2,389	5,730	1,710	9,829

Amortisation:

At 31 January 2006	—	536	485	1,021
Provided during the year	—	1,003	266	1,269
Impairment Loss	—	332	141	473
Foreign exchange movement	—	(50)	22	(28)

At 31 January 2007	—	1,821	914	2,735
Provided during the year	—	1,796	315	2,111
Impairment Loss	—	291	21	312
Foreign exchange movement	—	—	13	13

At 31 January 2008	—	3,908	1,263	5,171

Net Book Value at 31 January 2008	2,389	1,822	447	4,658

Net Book Value at 31 January 2007	2,389	2,732	626	5,747

Net Book Value at 31 January 2006	2,672	2,684	832	6,187

Patents are being amortised on a straight line basis over their expected economic life of 5 years.
An impairment loss of $291,000 (2007: $332,000) has been recorded to recognize the decreased value of the intangible asset recorded during 2007 in connection with the renegotiation of the Group’s licensing agreement with GWE. The decreased value is attributable to reduced sales of titles licensed from GWE. In addition, impairment losses of $21,000 (2007: $141,000) have been recorded for the write-down of capitalized patent costs where the Group has determined that the carrying value of such patents exceeds their net realizable value.

12. IMPAIRMENT TESTING OF GOODWILL
The Group has goodwill that has been acquired through business combinations but does not have any intangible assets that have indefinite lives. The goodwill has been allocated for impairment testing purposes to individual companies on the basis that these are the lowest level cash generating units at which the Group is able to monitor the resulting goodwill.
The recoverable amount for the cash generating units has been determined using cash flow projections (value in use method) based on financial budgets approved by the board for the year ending 31 January 2009. The cash flows beyond 31 January 2009 have been extrapolated based on internal sales forecasts of revenues, for a period of 3 to 5 years.
The discount rate applied to cash flow projections is 19%.
Carrying amount of goodwill allocated to cash generating units

	2008	2007
	$000	$000

Superscape Inc (3DWG)	840	840
Penultimate Inc	1,549	1,549

	2,389	2,389

Key assumptions in value in use calculations
The calculation of value in use are most sensitive to the following:
Gross margins — these have been based on the projected gross margin from the 2008/09 budget which took into account gross margins in the immediately preceding period as adjusted for any operational changes.
Discount rates — these reflect management’s estimates of the cost of capital adjusted for the inherent risk associated with the forecasted royalty revenue stream.
Revenue projections — these have been based on the projected revenues by title from the 2008/09 budget which took into account revenue performance in the immediately preceding period as adjusted for operational and market changes. They also reflect management’s estimates of the shelf life of individual game titles based on a historic review of existing internal titles and the performance of similar titles across the market as a whole.
There has been no impairment of goodwill in 2008 (2007: nil)
Sensitivity to change in assumptions
Management believe that no reasonably possible change in any of the above key assumptions would cause the carrying value of the units to exceed the recoverable amount.

13. INVESTMENTS IN SUBSIDIARIES
Subsidiary undertakings
The Company owns 100% of the ordinary share capital of the following companies, which are registered in the countries indicated, and are held directly unless indicated.

			Proportion
			of nominal
			value of
	Country of		issued
Name of undertaking	Registration	Principle activity	shares held
Superscape Limited	UK	Development and publishing of 2D and 3D mobile games	100%
Superscape Inc.	USA	Development and publishing of 2D and 3D mobile games	100%
Penultimate Inc.*	USA	Development and publishing of 2D and 3D mobile games	100%
3DWG Inc.*	USA	Development and publishing of 2D and 3D mobile games	100%
Superscape (Russia) Limited	UK	Development and publishing of 2D and 3D mobile games	100%
Superscape Technology Limited*	UK	Dormant	100%

*	held by subsidiary undertaking.
14. TRADE AND OTHER RECEIVABLES

	2008	2007
	$000	$000

Trade receivables	2,324	2,568
R&D tax credits receivable	—	182
Other debtors	17	39
Other tax debtors	45	47
Prepayments	449	343
Advanced Royalties	819	1,789
Accrued Revenue	1,302	1,335

	4,956	6,303

An amount of $169,000 (2007: $253,000) included within advance royalties is realisable within the entities’ normal operating cycle in more than one year.
Trade receivables are non interest bearing and in general, on 60-90 days’ terms and are shown net of a provision for impairment. As at 31 January 2008 trade receivables with nominal value of $65,000 (2007: $91,000) were impaired and fully provided for. Movements in the provision for impairment of receivables were as follows:

	2008	2007
	$000	$000

At 1 February	91	—

Charge for the year	13	91
Amounts written off	(13)	—
Unused amounts reversed	(26)	—

At 31 January	65	91

As at 31 January, the analysis of trade receivables that were past due but not impaired is as follows:

Total		Past due but not impaired
		<30 days	31-60 days	60-90 days	>90 days	>120 days
	$000	$000	$000	$000	$000	$000
2008	2,324	1,058	963	125	101	77
2007	2,568	1,359	933	117	81	78
Trade receivables that are neither past due nor impaired are included with accrued revenue. The credit quality of these amounts is assessed based on historical information relating to counterparty default rates.
15. CASH AND CASH EQUIVALENTS

	2008	2007
	$000	$000

Cash at bank and in hand	2,942	3,306
Short term deposits	7,960	10,644

Total cash and cash equivalents	10,902	13,950

Short term deposits are included within cash and cash equivalents in the balance sheet. They relate to cash on up to 3 months fixed deposit, with floating interest rates.
16. TRADE AND OTHER PAYABLES

	2008	2007
	$000	$000

Trade payables	981	830
Other taxes and social security	20	233
Deferred tax	14	14
Accruals	2,731	3,112

	3,746	4,189

17. PROVISIONS

	Onerous	Employee	Office
	lease	severance	closure	Total
	$000	$000	$000	$000

At 31 January 2006				—
Additions	1,253	150	204	1,607

At 31 January 2007	1,253	150	204	1,607

Utilized	(201)	(150)	(204)	(555)

At 31 January 2008	1,052	—	—	1,052

	2008	2007
Provisions at the end of the period analyzed as:	$000	$000

Current	554	622
Non-current	498	985

	1,052	1,607

Amounts at 31 January 2008 comprise onerous lease obligations relating to the Group’s restructuring of its UK operations.
Amounts at 31 January 2007 predominantly comprise onerous lease obligations and employee severance related to the Group’s restructuring of its UK operations
Of the amounts included within non-current liabilities remaining at 31 January 2008, all are expected to be utilized by 31 January 2010.
18. OBLIGATIONS UNDER OPERATING LEASES
At each year end the Group had future minimum lease payments under non cancellable operating leases as follows:

	2008	2007
	$000	$000

Not later than one year	1,381	1,427
After one year but not more than five years	1,301	2,055

	2,682	3,482

At each year end the Group had future minimum rental receivable under non cancellable operating leases as follows:

	2008	2007
	$000	$000

Not later than one year	475	622
After one year but not more than five years	317	763

	792	1,385

19. FINANCIAL INSTRUMENTS
The disclosures required by IFRS 7 in relation to the nature of financial instruments used during the period to mitigate liquidity and foreign currency risk are disclosed below:
The Group’s financial instruments comprise cash and liquid resources as well as items such as trade debtors and trade creditors that arise directly from the Group’s operations. The main purpose of these financial instruments is to provide finance for the Group’s operations. It is, and has been throughout the period under review, the Group’s policy that no trading in financial instruments should be undertaken.
The main risks arising from the Group’s financial instruments are interest rate risk and foreign currency risk. The Board reviews and agrees policies for managing each of these risks and they are summarised below. These policies have remained unchanged throughout the period.
Interest Rate risk
As stated above, the Group’s only financial instruments comprise cash and liquid resources as well as items such as trade debtors and trade creditors that arise directly from the Group’s operations and its policy is to limit its exposure to interest rates by placing deposits on the money markets with a range of maturities of up to 12 months.
The following table demonstrates the sensitivity to a reasonably possible change in interest rates, with all other variables held constant, of the Group’s profit before taxes (through the impact on floating rate deposits). There is no impact on the Group’s equity

		Effect on profit before
		tax
	Increase/decrease in basis points	$000

2008
Sterling	+50	51
US Dollar	50	12

Sterling	-50	(51)
US Dollar	-50	(12)

2007
Sterling	+50	81
US Dollar	+50	—

Sterling	-50	(81)
US Dollar	-50	—

Foreign currency risk
Historically, the Group has not used derivative instruments to hedge against possible risks arising from fluctuations in foreign currency exchange rates as the exposure has been limited.
The Group has subsidiaries operating in the United Kingdom and Moscow which have assets and liabilities denominated in foreign currencies. With effect from 1 February 2007, the Group’s reporting currency was changed to the US Dollar. Upon conversion of the assets and liabilities of the companies operating in the UK and Russia into US Dollars an exposure results from exchange rate movements on the Group’s US Dollar balance sheet.
The following table demonstrates the sensitivity to a reasonably possible change in US Dollar against the Pound exchange rates, with all other variables held constant, of the Group’s profit before taxes (due to changes in the fair value of monetary assets and liabilities). There is no impact on the Group’s equity

		Effect on profit before
		tax
	Increase/decrease in the Pound rate	$000
2008
Pound	+6%	(139)
	-6%	139

2007
Pound	+6%	398
	-6%	(398)

Interest rate risk profile of financial instruments
The interest rate profile of the financial assets of the Group was as follows:

		Financial
	Floating	assets
	interest	on which
	rate	no
	financial	interest
	assets	is earned	Total
	$000	$000	$000

31 January 2008
Sterling	8,715		8,715
US Dollar	2,162		2,162
Other currencies		25	25

	10,877	25	10,902

31 January 2007
Sterling	10,644	354	10,998
US Dollar	—	2,748	2,748
Other currencies	—	204	204

	10,644	3,306	13,950

Floating interest rate financial assets comprise cash and short-term deposits on money market deposit at call which earn interest at floating rates by reference to Sterling LIBOR and the US Federal Funds rate
Fair values of financial assets and financial liabilities
The carrying value of all financial assets and liabilities approximates fair value due to the short term maturity of the instruments held.
The Group’s other foreign currency denomination assets and liabilities are not significant.
Credit risk
There are no significant concentrations of credit risk within the Group. The maximum credit risk exposure relating to financial assets is represented by carrying value as at the balance sheet date.

Liquidity risk
The following table summarises the maturity profile of the Group’s financial liabilities at 31 January 2008 and 2007 based on contractual undiscounted payments.

	On	less than	3 to 12	1 - 5
	demand	3 months	months	years	Total
	$000	$000	$000	$000	$000

Year ended 31 January 2008
Trade and other payables	1,736	873	1,104	33	3,746

Year ended 31 January 2007
Trade and other payables	2,047	382	1,727	33	4,189

20. SHARE CAPITAL

			2008	2007
			£000	£000

Authorised 300,000,000 Ordinary 10p shares (2007: 300,000,000)			£30,000	£30,000

Allotted, called up and fully paid
	2008	2007	2007	2007
	000	000	$000	$000

At 1 February	182,999	179,983	35,820	35,230
Issued on exercise of share options	100	1,030	20	201
Issued on acquisition of subsidiary	—	1,986	—	389

At 31 January	183,099	182,999	35,840	35,820

100,000 (2007: 1,030,000) new Ordinary 10p shares were issued for a cash consideration of $20,000 (2007: $201,000) as a result of the exercise of share options.

21. RECONCILIATION OF MOVEMENTS IN EQUITY

	Share	Share	Other	Translation	Retained
	Capital	Premium	Reserves	Reserve	Losses
	$000	$000	$000	$000	$000	Total

At 1 February 2006	35,230	131,848	847	(12,706)	(120,714)	34,505
Exchange differences on retranslation of net assets of subsidiary undertakings	—	—	—	(1,044)		(1,044)
Deferred consideration of acquisition	—	—	(540)	—	—	(540)
Shares issued on acquisition of subsidiary	389	110	—	—	—	499
Exercise of options	201	—	—	—	—	201
Share based payments	—	—	—	—	401	401
Loss for the period	—	—	—	—	(13,514)	(13,514)

At 31 January 2007	35,820	131,958	307	(13,750)	(133,827)	20,508

	Share	Share	Other	Translation	Retained
	Capital	Premium	Reserves	Reserve	Losses
	$000	$000	$000	$000	$000	Total

At 1 February 2007	35,820	131,958	307	(13,750)	(133,827)	20,508
Exchange differences on retranslation of net assets of subsidiary undertakings	—	—	—	23	—	23
Exercise of options	20	—	—	—	—	20
Share based payments	—	—	—	—	515	515
Retained loss for the period	—	—	—	—	(5,153)	(5,153)

At 31 January 2008	35,840	131,958	307	(13,727)	(138,465)	15,913

Translation reserve
The translation reserve is used to record exchange differences arising from the translation of the financial statements of foreign subsidiaries.
Other reserves
The balance in other reserves represents the premium on the shares issued on acquisition of 3DWG.

22. SHARE BASED PAYMENTS
Superscape has three schemes for which there are grants outstanding but not exercised. Since October 2003 two of the schemes are closed and options have only been granted under the remaining 1999 Performance Related Stock Incentive Plan. A description of the plan is included in the Directors’ Remuneration Report. The fair value of all options granted since 7th November 2002 and not vested as at 1st February 2006 is recognised as an expense with a corresponding increase in equity. The expense for the year ended 31 January 2008 was $515,000 (2007 $401,000). The fair value has been measured using the Black-Scholes model.
The material inputs into the model have been:

	Granted in	Granted in
	2008	2007

Share Options

Weighted average fair value	2.63p	8.27	p
Weighted average share price at grant	10.01p	13.44	p
Weighted average remaining contractual	7.6 Years	7.5 Years
Option life	10 Years	10 Years

Risk free interest rate	5.25%	4.73% to 5.25%
Expected volatility	72%	73% to 80%
Expected dividends	—	—
Expected life	3 years	3 years

The range of exercise prices for options outstanding at the year end was 10.0p to 244.0p (2007: 10.0p to 244.0p).
The following table illustrates the number and weighted average exercise prices (WAEP) of, and movement in, share options during the year.

	2008		2007
	No.	2008	No.	2007
	’000	WAEP	’000	WAEP

Outstanding as at 1 February	17,892	28.09p	16,158	36.39p
Granted during year	5,150	10.01p	7,315	13.44p
Lapsed during year	6,623	33.45p	4,551	21.35p
Exercised during year	100	10.00p	1,030	11.28p

Outstanding at 31 January	16,319	24.27p	17,892	28.09p

Exercisable at 31 January	6,651	42.28p	10,088	38.15p

The expected life of the options is based on historical data and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumptions that the historical volatility is indicative of future trends, which may also not necessarily be the actual outcome.
23. CONTINGENT LIABILITIES
The directors are not aware of any contingent liability concerning the business of the Group.

24. RELATED PARTY TRANSACTIONS
The directors’ beneficial interests in the ordinary shares of the company are described in the directors’ remuneration report.
Compensation of key management personnel of the Group.

	2008	2007
	$000	$000

Short term employee benefits	978	884
Employee termination benefits	—	591
Share based payments	127	61

Total compensation paid to key management personnel	1,105	1,536

25. POST BALANCE SHEET EVENT
On 7 March 2008, Glu Mobile Inc declared its tender offer for all the shares of the Company unconditional in all respects.